AMENDMENT No. 1 TO THE

RETAIL FUND PARTICIPATION AGREEMENT

THIS AMENDMENT (the “Amendment”) is dated as of July 1, 2019 and is executed by and among Talcott Resolution Life Insurance Company (formerly named Hartford Life Insurance Company) (the “Company”) acting through its administrator and attorney-in-fact, Massachusetts Mutual Life Insurance Company, Timothy Plan, an open-end diversified management investment company organized under the laws of Delaware (the “Fund”), and Timothy Partners, Ltd., a Florida limited partnership (the “Underwriter”), (together, the “ parties”). Capitalized terms used and not defined in this Amendment shall have the meaning ascribed to them in the Agreement (as defined below).

WHEREAS, the Company, the Fund, and the Underwriter are parties to that certain Retail Fund Participation Agreement dated January 30, 2010, as amended (the “Agreement”); and

WHEREAS, the parties desire to modify Schedule B of the Agreement and to update certain information referred to in the Agreement relating to the parties.

NOW, THEREFORE, the parties hereto, in consideration of the premises and the mutual covenants contained herein and intending to be legally bound, agree as follows:

1.              Schedule B of the Agreement is hereby deleted in its entirety and replaced with Schedule B attached hereto.

2.              Section 9.1(a) of ARTICLE IX. Addresses for Notice under Section 9.1 are hereby deleted and replaced with the following:

If to the Company:

Massachusetts Mutual Life Insurance Company

As Administrator for Talcott Resolution Life Insurance Company

100 Bright Meadow Blvd., Enfield, Connecticut 06082

Attention: RS Fund Operations, MIP M200-INVST

Telephone: (860) 562-2470

Facsimile: (860) 562-2283

With a copy to:

Law Department

Workplace Solutions, Retirement Operations & Institutional Solutions Law

Massachusetts Mutual Life Insurance Company

MIP: M243

100 Bright Meadow Blvd.
Enfield, Connecticut 06082

If to the Fund:

Timothy Plan

1055 Maitland Center Commons Blvd
Maitland, FL 32751

Telephone: (407) 644-1986

Facsimile: (407) 644-4574

If to the Underwriter:

Timothy Partners, Ltd.

1055 Maitland Center Commons Blvd
Maitland, FL 32751

Telephone: (407) 644-1986

Facsimile: (407) 644-4574

3.              This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Amendment.

IN WITNESS WHEREOF, The undersigned have executed this Amendment by their duly authorized officers as of the date above.

TIMOTHY PARTNERS, LTD

By:
Name:	[Redacted]
Title:	In-House Counsel
Date Executed: 01/22/20

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
By MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, its Administrator

By:
Name:	[Redacted]
Title:	Head of Investment Management
Date Executed: 1/23/2020

Schedule B

Dated July 1, 2019

Talcott Resolution Life Insurance Company (the “Company”)

(Formerly named Hartford Life Insurance Company)

Retail Fund Participation Agreement

In consideration of the services provided by the Company, the Fund agrees to pay the Company an amount equal to the following basis points per annum on the average aggregate amount invested by the Company’s Separate Account(s) in each Portfolio under the Fund Participation Agreement, such amounts to be paid via wire or ACH, to the instructions below within 30 days of the end of each calendar quarter. The Fund, or its designee, shall calculate the compensation to be paid to the Company for the fees below and send the Company a statement showing the amount of the compensation to be allocated to each fee.

Wire or ACH instructions are subject to change without necessitating an amendment and any such change will be communicated to the Fund by the Company.

Wire & ACH instructions for Talcott Resolution 12b-l and Service Fees:

ACH instructions

Bank Of America

Acct Name: Talcott Resolution Life Insurance Company

ABA # [Redacted]

Acct# [Redacted]

Wiring instructions:

Bank of America

Acct Name: Talcott Resolution Life Insurance Company
ABA# [Redacted]

Acct# [Redacted]

Portfolio	Service Fees	Rule 12b-1 Fees
All Class A Shares	10 basis points	25 basis points